EXHIBIT 10.3

FIRST CONTINUED, AMENDED AND RESTATED SECURITY AGREEMENT

FIRST CONTINUED, AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 11, 2007 (this “Agreement”) made by INDUSTRIAL ENTERPRISES OF AMERICA, INC., a Nevada corporation, having its principal office at 711 Third Avenue, New York, New York 10017 (“Parent”), UNIFIDE INDUSTRIES, LIMITED LIABILITY COMPANY, a New Jersey limited liability company, having its principal office at 121 Highway 36, Suite 125, West Long Branch, New Jersey 07764 (“Unifide”), PITT PENN OIL CO., LLC, an Ohio limited liability company, having its principal office at 426 Freeport Road, P.O. Box 296, Creighton, Pennsylvania 15030 (“Pitt Penn”), EMC PACKAGING, INC., a Delaware corporation, having its principal office at 550 James Street, Lakewood, New Jersey 08701 (“EMC”), TODAYS WAY MANUFACTURING LLC, a New Jersey limited liability company, having its principal office at 1081 Rosemary Boulevard, Akron, Ohio 44306 (“Todays Way”), and PITT PENN HOLDING CO., LLC, an Ohio limited liability company having its principal office at 426 Freeport Road, P.O. Box 296, Creighton, Pennsylvania 15030 (“Pitt Holding”, together with Parent, Unifide, Pitt Penn, EMC and Todays Way, each a “Debtor” or “Grantor” and collectively, the “Debtors or “Grantors”), in favor of SOVEREIGN BANK, a federal savings bank (“Secured Party”) and its successors and assigns.

W I T N E S S E T H:

WHEREAS, each Debtor is entering into a Credit Agreement dated as of even date herewith with Secured Party pursuant to which, inter alia, Secured Party may provide loans and other financial accommodations to Debtors (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, in order to induce Secured Party to enter into the Credit Agreement and the other Loan Documents, (a) Debtors have agreed to grant to Secured Party a first priority perfected security interest in the Collateral (defined below) as collateral security for, inter alia, the payment and performance of all Obligations and (b) Debtors have agreed to provide Secured Party with other rights and remedies; and

WHEREAS, Debtors or certain of them have previously granted a security interest in substantially all of their existing and future assets and properties to Secured Party pursuant to a Security Agreement or Security Agreements dated in 2007 (collectively, the “Existing Security Agreement”) and Debtors and Secured Party wish to continue, amend and restate the Existing Security Agreement on the terms and conditions hereinafter set forth; and

WHEREAS, the Grantors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to accept the Credit Agreement and the Loan Documents, the Grantors hereby agree as follows in favor of Secured Party:

SECTION 1. Definitions.

(a) All capitalized terms and phrases used in this Agreement and the recitals hereto without definition shall have the respective meanings set forth in the Credit Agreement or, if not defined therein, as set forth in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York on this date (the “UCC” or the “Code”).  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(b) Notwithstanding the above or anything in this Agreement, the following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort

Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.
(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” shall mean a Person (1) which directly or indirectly controls, or is controlled by, or is under common control with a Person or any of its Subsidiaries, (2) which directly or indirectly beneficially owns or holds ten (10%) percent or more of any class of voting stock of a Person or any of its Subsidiaries, or (3) ten (10%) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by a Person or any of its Subsidiaries.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Corporate Subsidiary” means any Subsidiary which is treated as an association taxable as a corporation for U.S. income tax purposes under the IRC.

“Event of Default” shall have the meaning set forth in the Credit Agreement.

“Excluded Collateral” shall mean all property of any Grantor not subject to Secured Party’s security interest to the extent specified in the next to last paragraph of Section 2 of this Agreement.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“IRC” means the United States Internal Revenue Code of 1986, as amended.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

“Obligations” shall mean the collective reference to the existing and future unpaid principal of and interest and fees and drawings on or under or in connection with this Agreement, the Credit Agreement, the Revolving Credit Note and the other Loan Documents and all other existing and future debts, obligations and liabilities of the Debtors or any of the Debtors to the Secured Party, its successors and assigns of any and every kind (including, without limitation, interest accruing during or after any Event of Default and interest accruing during or after any Event of Default based on the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any, certain or all of this Agreement, the Credit Agreement, the Revolving Credit Note, the other Loan Documents or any other documents or transactions, any replacements or refinancings of any of the foregoing, in each case whether on account of principal, interest, reimbursement or other obligations, fees, costs, expenses, damages, indemnities, covenants or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Party that are required to be paid by the Debtors or any of them pursuant to the terms of this Agreement, the Credit Agreement, the Revolving Credit Note and/or the other Loan Documents and all amounts advanced or spent by the Secured Party for the maintenance or preservation of the Collateral and all other expenditures the Secured Party may make under the provisions of this Agreement, the Credit Agreement, the Revolving Credit Note and/or the other Loan Documents for the benefit of Debtors or any of the Debtors).

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Permitted Liens” shall mean Liens on assets or properties of Debtors permitted by Section 7.2 of the Credit Agreement.

“Titled Collateral” means motor vehicles or any asset in which ownership or Liens are evidenced by a certificate of title or other similar evidence of title.

“Trademark Licenses” means all licenses, contracts or other agreements, of any and every kind and nature, wherever located, including, without limitation, all of such Debtor’s present and future right, title and interest in all of the following, whether now or hereafter owned or existing or acquired or created, wherever located, all of such collateral, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

SECTION 2. Continuation and Grant of Security Interest.

(a) Each Debtor hereby covenants to and agrees with Secured Party that this Agreement continues, amends and restates, in its entirety, without a breach in continuity, the Existing Security Agreement, and shall not be construed as in any way extinguishing or terminating the obligations (as defined under the Existing Security Agreement) or the security interests granted under the Existing Security Agreement or any other rights granted in favor of the Secured Party thereunder.  Each Debtor also hereby represents, warrants and covenants to the Secured Party that the Debtors party to the Existing Security Agreement, pursuant to the Existing Security Agreement, granted to the Secured Party a first priority perfected security interest in all of the collateral (as defined in the Existing Security Agreement) as security for all of the obligations (as defined in the Existing Security Agreement).

(b) As collateral security for all of the Obligations, each Grantor hereby pledges and assigns to the Secured Party and grants to the Secured Party a continuing security interest in, all of such Grantor’s now or hereafter owned or existing or acquired or created assets and properties of any and every kind and nature, wherever located, including, without limitation, all of such Grantor’s present and future right, title and interest in all of the following, whether now or hereafter owned or existing or acquired or created, wherever located (all of such collateral, collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (whether tangible or electronic), including, without limitation, Electronic Chattel Paper;

(iii) the Commercial Tort Claims specified on Schedule VI hereto;

(iv) all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Party or any Affiliate, representative, agent or correspondent of the Secured Party;

(v) all Documents;

(vi) all Equipment;

(vii) all Fixtures;

(viii) all General Intangibles (including, without limitation, all Payment Intangibles and Software);

(ix) all Goods;

(x) all Instruments (including, without limitation, all Promissory Notes and each certificated Security);

(xi) all Inventory;

(xii) all Investment Property;

(xiii) all Copyrights, Patents and Trademarks, and all Licenses;

(xiv) all letters of credit and Letter-of-Credit Rights;

(xv) all oil, gas and minerals before extraction;

(xvi) all Supporting Obligations;

(xvii) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash, money and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2(b) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any insurance or any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantors rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2(b) or are otherwise necessary or helpful in the collection or realization thereof; and

(xviii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include in the case of a Corporate Subsidiary of such Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a “Foreign Subsidiary”), more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).

The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may in Secured Party’s sole discretion be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Secured Party, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction.  With respect to such shares of Capital Stock, the Secured Party may, at any time and from time to time, in its sole discretion, take actions and require Grantors to take actions in such foreign jurisdictions that will result in a perfected first priority enforceable Lien created in such shares of Capital Stock and/or enhanced rights respecting such Liens or the enforceability, perfection or priority thereof.

SECTION 3. Security for Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for the payment, performance and observance of all existing and future Obligations.

SECTION 4. Representations and Warranties.  Each Grantor represents and warrants as of the date of this Agreement as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, and, if any such name has changed within the last 5 years, all predecessor names of such Grantor, and if such Grantor has consolidated or merged with any Person in the last 5 years, or acquired substantially all or a substantial portion of the assets of a Person within the last 5 years, the name of the Person with whom such Grantor merged or consolidated, or whose assets or equity was purchased and from whom such assets or equity was purchased, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any governmental authority or any arbitrator, or any order, judgment or award issued by any governmental authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Secured Party of any of its rights or remedies hereunder.

(c) All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto.  Each Grantor will give the Secured Party written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (or a new Schedule III delivered by the Grantors to the Secured Party from time to time) and with respect to which the Secured Party has filed financing statements and otherwise fully perfected its Liens thereon or will take such actions pursuant to Section 5(a).  Each Grantor’s chief place of business and chief executive office, the place where each Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto.  None of the Accounts is evidenced by Promissory Notes or other Instruments.  Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security, Investment Property and other Instrument owned by each Grantor and (ii) each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account (not Account).  Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each Person from which each Grantor has acquired any substantial part of the Collateral.

(d) Each Grantor has delivered to the Secured Party complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement.  Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof.  Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.  No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.  No License prevents, impairs or affects Secured Party’s right to dispose of the Inventory utilizing or incorporating intellectual property of others and no consent of any Person is required to be obtained under any  License before Secured Party disposes of such Inventory utilizing or incorporating intellectual property of others.

(e) Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof.  Schedule II hereto sets forth a true and complete list of all registered Copyrights, issued Patents, Trademarks, and Licenses owned or used by each Grantor as of the date hereof.  To the best knowledge of each Grantor, all such Intellectual Property of each Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part.  Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement.  Each Grantor has no knowledge of any conflict with the rights of others to any such Intellectual Property and, to the best knowledge of each Grantor, each Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor.  No Grantor has received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(f) Each Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Secured Party relating to this Agreement and (ii) the Permitted Liens.

(g) The exercise by the Secured Party of any of its rights and remedies hereunder will not contravene any law, rule or regulation or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Secured Party of any of its rights and remedies hereunder, except (except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto (or a new Schedule V delivered by the Grantors to the Secured Party from time to time), all of which financing statements have been duly filed and are in full force and effect or will be duly filed and in full force and effect, (B) with respect to Deposit Accounts, and all cash and other property from time to time deposited therein, for the execution of a control agreement with the depository institution with which such account is maintained, as provided in Section 5(i), (C) with respect to Commodity Contracts, for the execution of a control agreement with the commodity intermediary with which such commodity contract is carried, as provided in Section 5(i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Secured Party be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate governmental authority, (G) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Uniform Commercial Code as in effect in the applicable jurisdiction, (H) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Commodity Contracts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (I) the Secured Party having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F), G), (H) and (I), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(i) This Agreement creates in favor of the Secured Party a legal, valid and enforceable security interest in the Collateral, as security for the Obligations.  The Perfection Requirements result in the perfection of such security interests.  Such security interests are, or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the Perfection Requirements and the financing statements described in Schedule 4(g).  Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken or will be taken pursuant to Section 5(n), and, in the case of Collateral in which each Grantor obtains rights after the date hereof, will be duly taken, except for the Secured Party’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(j) As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for such Commercial Tort Claims described in Schedule VI.

(k) No Grantor owns any interest in real property except as set forth on Schedule VII and Schedule VII accurately reflects the name, address and contact information of all landlords that lease real property to any Grantor.

(l) Schedule VIII contains a true, correct and complete list of all insurance policies owned by any, certain or all Grantors indicating the insurance company, a summary of the coverage, the policy numbers of said policies, and an indication as to the name of all additional insureds and loss payees in respect of such policies.  Schedule IX contains a true, correct and complete list of all guarantees and insurance provided by EXIM Bank and which Account Debtor’s Accounts are guaranteed or insured by EXIM Bank and whether and to what extent there has been an assignment or transfer of or loss payees or additional insureds designated in respect of any such guarantees and insurance.

SECTION 5. Covenants as to the Collateral.  So long as any of the Obligations shall remain outstanding, and also for as long as any Letter of Credit is outstanding or the Revolving Credit Line Facility has not been terminated, unless the Secured Party shall otherwise consent in writing:

(a) Further Assurances.  Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Secured Party may reasonably request in order to:  (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation:  (A) marking conspicuously all Chattel Paper and each License and, at the request of the Secured Party, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Secured Party each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or  that the Secured Party may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Secured Party may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, or in premises of a third party, notifying such Person of the Secured Party’s security interest created hereby and obtaining a written agreement in form and substance satisfactory to the Secured Party from such Person providing access to such Collateral in order to remove such Collateral from such premises during an Event of Default and acknowledging that such Person holds possession of the Collateral for the benefit of the Secured Party, and agreeing to such other matters as Secured Party may reasonably require; (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Secured Party in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Secured Party a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Secured Party, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Secured Party to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the

Secured Party in accordance with Section 5(j) hereof; and (H) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction (I) fulfilling the Perfection Requirements; and (J) obtaining consents from licensors under any Licenses so that the Secured Party can dispose of Inventory incorporating or utilizing intellectual property of others, in form and substance satisfactory to Secured Party.

(b) Location of Equipment and Inventory.  Each Grantor will keep the Equipment and Inventory (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III (or a new Schedule III delivered by the Grantors to Secured Party from time to time) and with respect to which the Secured Party has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that within 20 days following the relocation of Equipment or Inventory to such other location or the acquisition of Equipment or Inventory, such Grantor shall deliver to the Secured Party a new Schedule III indicating such new locations.

(c) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will (A) give the Secured Party at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, and (C) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

(ii) Each Grantor will, except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due under the Accounts for deposit into the Lockbox Account.  In connection with such collections, any Grantor may (and, at the Secured Party’s direction, will) take such action as any Grantor or the Secured Party may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Secured Party or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done.  After receipt by any Grantor of a notice from the Secured Party that the Secured Party has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.  In addition, upon the occurrence and during the continuance of an Event of Default, the Secured Party may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Secured Party by wire transfer (to such account as the Secured Party shall specify, or in such other manner as the Secured Party shall direct) all or a portion of such securities, cash, investments and other items held by such institution.  Any such securities, cash, investments and other items so received by the Secured Party shall be applied as specified in accordance with Section 7(b) hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Secured Party written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Each Grantor will, at its expense, promptly deliver to the Secured Party a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v) Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect.  No Grantor will, without the prior written consent of the Secured Party, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(d) Transfers and Other Liens.  No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except as specifically permitted by the Credit Agreement.

(e) Intellectual Property.

(i) If applicable, any Grantor shall, upon the Secured Party’s written request, duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A.  Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement.  Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees.  If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Secured Party and (y) to the extent any Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property.  Each Grantor shall furnish to the Secured Party from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Secured Party may reasonably request, all in reasonable detail and promptly upon request of the Secured Party, following receipt by the Secured Party of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Secured Party, desirable to subject such Intellectual

Property and Licenses to the Lien and security interest created by this Agreement.  Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Secured Party, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such action as the Secured Party shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Secured Party prior written notice thereof.  Upon request of the Secured Party, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Secured Party its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(iii) All Intellectual Property owned by one Grantor and licensed (or where permission of use is provided) to another Grantor may be sold or disposed of or used by Secured Party during an Event of Default without regard to any such license or other agreement.

(f) Deposit, Commodities and Securities Accounts.  Upon the Secured Party’s written request each Grantor shall cause each bank and other financial institution where an account referred to in Schedule IV hereto is maintained to execute and deliver to the Secured Party a control agreement, in form and substance reasonably satisfactory to the Secured Party, duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Secured Party, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Secured Party to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without the consent of the applicable Grantor, which instructions the Secured Party will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all Commodity Contracts, securities, Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Secured Party, (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Secured Party, and (iv) upon receipt of written notice from the Secured Party during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Secured Party by wire transfer (to such account as the Secured Party shall specify, or in such other manner as the Secured Party shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it.  Without the prior written consent of the Secured Party, each Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto.  The provisions of this paragraph 5(f) shall not apply to (i) Deposit Accounts for which the Secured Party is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried or hourly employees.

(g) Motor Vehicles.  Upon the Secured Party’s written request, each Grantor shall deliver to the Secured Party originals of the certificates of title or ownership for all motor vehicles with a value in excess of $50,000, owned by it with the Secured Party listed as lienholder.

(h) Control.  Each Grantor hereby agrees to take any or all action that may be necessary or that the Secured Party may reasonably request in order for the Secured Party to obtain control in accordance with Sections 9-105 – 9-107 of the Code with respect to the following Collateral:  (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(i) Inspection and Reporting.  Each Grantor shall permit the Secured Party, or any agent or representatives thereof or such professionals or other Persons as the Secured Party may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

SECTION 6. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Secured Party to execute any agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Secured Party at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Secured Party may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Secured Party has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Secured Party as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Secured Party’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Secured Party pursuant to any of the Loan Documents, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Secured Party with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Secured Party with respect to any Collateral.  This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash and all Letters of Credit are no longer outstanding and the Revolving Credit Line Facility is terminated.

(c) For the purpose of enabling the Secured Party to exercise rights and remedies hereunder, at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.  Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Secured Party shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the indefeasible payment in full in cash of all of the Obligations, if no Letter of Credit is outstanding and the Revolving Credit Line Facility has been terminated, the Secured Party (subject to Section 10(e) hereof) shall release and reassign to any Grantor all of the Secured Party’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever.  The exercise of rights and remedies hereunder by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c).  Each Grantor hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted herein other than actions taken or omitted to be taken through the Secured Party’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, the Secured Party may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Secured Party, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Grantor pursuant to the Loan Documents and shall be secured by the Collateral.

(e) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Secured Party shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 7. Remedies Upon Event of Default.  If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral) or other applicable Uniform Commercial Code and any other applicable law, and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of its respective Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Secured Party shall be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.  In addition to the foregoing, (1) upon written notice to any Grantor from the Secured Party after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Secured Party may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and (3) the Secured Party may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Any cash held by the Secured Party as Collateral and all Cash Proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to or for the benefit of the Secured Party pursuant to the Loan Documents) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the UCC.  Any surplus of such cash or Cash Proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys or agents employed by the Secured Party to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or Collateral or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security or Collateral and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(f) Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

(g) Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Grantors.  Each Grantor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations.

(h) In the event the Secured Party seeks to take possession of all or any portion of the Collateral by judicial process, each Grantor irrevocably waives (i) the posting of any bond, surety or security with respect thereto which might otherwise be required, (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that the Secured Party retain possession and not dispose of any Collateral until after trial or final judgment.

(i) The Secured Party shall have the right, in addition to any rights and remedies provided hereunder, and at law, without prior notice to the Grantors after or during the occurrence of an Event of Default, to set-off and appropriate and apply any and all deposits and any other credits, indebtedness or claims, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any, certain or all of the Grantors.  No right of set-off shall be deemed to have been waived by any act or conduct on the part of the Secured Party or the Grantors, or by any neglect to exercise such right of set-off, or by any delay in doing so.  Every right of set-off shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Secured Party.

(j) The Secured Party is hereby authorized by Grantor to appoint a liquidator(s) or agent(s) to exercise any of Secured Party’s rights and remedies in respect of any Collateral.

(k) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies the Secured Party may have under the UCC or other applicable law or any of the Loan Documents.  The Secured Party shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

SECTION 8. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the requirements of the Credit Agreement and shall be effective on the terms set forth therein and, to the extent notices are required to be given to the Grantors, such notices may be provided in care of the Parent at the two addresses for the Parent determined in accordance with the Credit Agreement.

SECTION 9. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Secured Party under any of the other Loan Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Loan Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction or with respect to any Grantor shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction or with respect to any other Grantor.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, the termination of the Revolving Credit Line Facility and the termination of all outstanding Letters of Credit, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Secured Party hereunder, to the Secured Party and its successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Secured Party may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Loan Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party.  Upon any such assignment or transfer, all references in this Agreement to the Secured Party shall mean the assignee of the Secured Party.  None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party, and any such assignment or transfer without the consent of the Secured Party shall be null and void.

(e) Upon the indefeasible payment in full in cash of the Obligations, the termination of the Revolving Credit Line Facility and the termination of all outstanding Letters of Credit (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Secured Party will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE REQUIRED TO BE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) EACH OF THE DEBTORS AND THE SECURED PARTY MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WIAVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO ACCEPT THIS AGREEMENT AND MAKE ANY REVOLVING CREDIT LOAN.

(h) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in Section 9(g) any special, exemplary or punitive damages.

(i) Each party hereto (i) certifies that no representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

(j) Any legal action or proceeding with respect to this Agreement or the Revolving Credit Note or any other Loan Document may be brought in the courts of New York County in the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Debtors hereby accepts for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts.

(k) Each of the Debtors hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(l) Each of the Debtors hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in the Credit Agreement.

(m) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Debtor in any other jurisdiction.

(n) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(o) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Notice Addresses : CITIBANK, N.A. Hauppauge, NY 11788	INDUSTRIAL ENTERPRISES OF AMERICA, INC. By: ____________________________ Name: Title:

New York, NY 10017	UNIFIDE INDUSTRIES, LIMITED LIABILITY COMPANY By: ____________________________ Name: Title:

New York, NY 10017	PITT PENN OIL CO., LLC By: ____________________________ Name: Title:
BANK OF AMERICA, N.A. New York, NY 10036
EMC PACKAGING, INC.

By: ____________________________
Name:
Title:

TODAYS WAY MANUFACTURING LLC

By: ____________________________
Name:
Title:

PITT PENN HOLDING CO., LLC

By: ____________________________
Name:
Title:

SOVEREIGN BANK By: ____________________________ Name: Title: